REAL ESTATE LEASE


This Lease Agreement (this "Lease") is made effective as of May 01, 2000, by and between Pinnacle Financial ("Landlord"), and AutoVenu Inc. ("Tenant"). The parties agree as follows:

PREMISES. Landlord, in CONSIDERATION of the lease payments provided in this Lease, leases to Tenant One office of approximately 200 sq. ft. (the "PREMISES") located at 14500 N. Northsight Blvd., Suite 213, Scottsdale, Arizona 85331.

TERM. The lease term will begin on May 01, 2000 and will terminate on June 01, 2000.

LEASE PAYMENTS. Tenant shall pay to Landlord monthly payments of $500.00 per month, PAYABLE in advance on the first day of each month, for a total ANNUAL lease payment of $6,000.00. Lease payments shall be made to the Landlord at 14500 N. Northsight Blvd., Suite 213, Scottsdale, Arizona 85331, which may be changed from time to time by the Landlord.

POSSESSION. Tenant shall be entitled to possession on the first day of the term of this Lease, and shall yield possession to Landlord on the last day of the term of this Lease, unless otherwise agreed by both parties in writing.

PROPERTY INSURANCE. Landlord and Tenant shall each be responsible to maintain appropriate insurance for their respective interests in the Premises and property located on the Premises.

DEFAULTS. Tenant shall be in DEFAULT of this Lease if Tenant fails to fulfill any lease OBLIGATION or term by which Tenant is BOUND. Subject to any governing provisions of law to the contrary, if Tenant fails to cure any financial obligation within 10 days (or any other obligation within 10 days) after written notice of such default is provided by Landlord to Tenant, Landlord may take possession of the Premises without further notice (to the extent permitted by law), and without prejudicing Landlord's rights to DAMAGES. In the alternative, Landlord may elect to cure any default and the cost of such action shall be added to Tenant's financial obligations under this Lease. Tenant shall pay all costs, damages, and expenses (including reasonable attorney fees and expenses) suffered by Landlord by reason of Tenant's defaults. All sums of money or charges required to be paid by Tenant under this Lease shall be additional RENT, whether or not such sums or charges are designated as "additional rent".

NOTICE. Notices under this Lease shall not be deemed valid unless given or served in writing and forwarded by mail, postage prepaid, addressed as follows:

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LANDLORD:

Name:             Pinnacle Financial
Address:          14500 N. Northsight Blvd., Suite 213
                  Scottsdale, Arizona  85331

TENANT:

Name:             AutoVenu Inc.
Address:          14500 n Northsight Blvd., Suite 213
                  Scottsdale, Arizona  85331

Such addresses may be changed from time to time by either party by providing notice as set forth above.

ENTIRE AGREEMENT/AMENDMENT. This Lease Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Lease may be modified or amended in writing, if the writing is signed by the party obligated under the amendment.

SEVERABILITY. If any portion of this Lease shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be VALID and ENFORCEABLE. If a court finds that any provision of this Lease is invalid or unenforceable, but that by limiting such provision, it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

WAIVER. The failure of either party to enforce any provisions of this Lease shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Lease.

CUMULATIVE RIGHTS. The rights of the parties under this Lease are cumulative, and shall not be construed as EXCLUSIVE unless otherwise required by law.

GOVERNING LAW. This Lease shall be construed in accordance with the laws of the State of Arizona.

LATE PAYMENTS. Tenant shall pay a late fee equal to $10.00 per day, beginning the day after the due date for each payment that is not paid within 10 days after its due date.

HOLDOVER. If Tenant maintains possession of the Premises for any period after the termination of this Lease ("Holdover Period"), Tenant shall pay to Landlord a lease payment for the Holdover Period equal to the amount set forth in the following Lease Payments paragraph. Such holdover shall constitute a month to month extension of this Lease.

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RENEWAL TERMS. This Lease shall automatically renew for an additional period of until written notice of termination is given by either party per renewal term, unless either party gives written notice of the termination no later than 30 days prior to the end of the term or renewal term. The lease terms during any such renewal term shall be the same as those contained in this Lease.

NON-SUFFICIENT FUNDS. Tenant shall be charged $20.00 for each check that is returned to Landlord for lack of sufficient funds.

LANDLORD:
Pinnacle Financial



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Pinnacle Financial
Mark Moldenhauer
President


TENANT:
AutoVenu Inc.



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AutoVenu Inc.
Mark Moldenhauer
Presidnet